Exhibit 2.3.1

LIST OF EXHIBITS AND SCHEDULES TO TERMINAL SALE AND PURCHASE

AGREEMENT (ARCADIA) OMITTED FROM THIS FILING

EXHIBITS

Exhibit A	Real Property Description
Exhibit B	Intentionally Left Blank
Exhibit C	List of Excluded Personal Property
Exhibit D	Books and Records
Exhibit E	Material Contracts
Exhibit F	Permits
Exhibit G	Improvements, Equipment and Goods Located at Terminal and Not Owned by Seller
Exhibit H	Form of Special Warranty Deed – Louisiana
Exhibit I	Form of Bill of Sale
Exhibit J	Form of Indemnity Letter to Title Company
Exhibit K	Form of Seller’s FIRPTA Certification
Exhibit L	Form of Parent Guaranty
Exhibit M	Form of Terminaling Services Agreement
Exhibit N	Form of Assignment and Assumption Agreement
Exhibit O	Intentionally Left Blank
Exhibit P	Intentionally Left Blank
Exhibit Q	Form of Joint Letter Transferring Responsibility for Remediation Activities
Exhibit R	Environmental Permits
Exhibit S	Form of Release
Exhibit T	Non-Material or Revenue-Generating Contracts

SCHEDULES

Schedule 3.3	Allocation of Purchase Price
Schedule 5.4	Permitted Title Exceptions
Schedule 5.5	Litigation
Schedule 5.9	Material Contracts
Schedule 5.10	Exceptions to Compliance With Laws
Schedule 5.11	Exceptions to Required Consents
Schedule 7.2	Environmental Documents